THIRD AMENDMENT

TO

PARTICIPATION AGREEMENT

Third Amendment, effective October 20, 2009 to The Participation Agreement, (the “Agreement”), dated December 1, 2001, as amended, by and among MONY Life Insurance Company (the “Company”), PIMCO Variable Insurance Trust, and Allianz Global Investors Distributors (formerly known as PIMCO Funds Distributors LLC), (collectively, the “Parties”).

WHEREAS, MONY Life Insurance Company merged with AXA Financial, Inc., the parent company of AXA Equitable Life Insurance Company (“AXA Equitable”), a New York Life Insurance Company; and

WHEREAS, the Parties wish to add AXA Equitable as a Party to the Agreement.

The Parties hereby agree to amend the Agreement as follows:

1. Additional Party. AXA Equitable is hereby added as a party to the Agreement and the defined term “Company” shall be deemed to include AXA Equitable.

2. Schedule A. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached “Schedule A”.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the Parties have executed and delivered this Third Amendment as of the date first above set forth.

PIMCO VARIABLE INSURANCE TRUST		ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC
By:	/s/ Peter G. Strelow	By:	/s/ Steven B. Plump
Name:	Peter G. Strelow	Name:	Steven B. Plump
Title:	Vice President	Title:	EUP
Date:	October 20, 2009	Date:	10/20/09

AXA EQUITABLE LIFE INSURANCE COMPANY, on behalf of itself and its separate accounts		MONY LIFE INSURANCE COMPANY, on behalf of itself and its separate accounts

By:	/s/ Steven M. Joenk	By:	/s/ Steven M. Joenk
Name:	Steven M. Joenk	Name:	Steven M. Joenk
Title:	Senior Vice President	Title:	Senior Vice President
Date:		Date:

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SCHEDULE A

PIMCO Variable Insurance Trust Portfolios:

All Portfolios of PIMCO Variable Insurance Trust

Separate Account and Dates Established	Contracts
MONY Variable Account L November 28, 1990	All Contracts Supported by the Separate Account

MONY Variable Account A November 28, 1990	All Contracts Supported by the Separate Account

AXA Equitable Separate Account 49 November 17, 1994	All Contracts Supported by the Separate Account

AXA Equitable Separate Account 65 September 19, 1996	All Contracts Supported by the Separate Account

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